UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 2, 2005

MIRANT CORPORATION
(Exact name of registrant as specified in its charter)
Delaware
(State or Other Jurisdiction of Incorporation)
001-16107
(Commission File Number)
58-2056305
(I.R.S. Employer Identification Number)
1155 Perimeter Center West, Suite 100, Atlanta, Georgia 30338
(Address and zip code of principal executive offices)
(678) 579-5000
(Registrant’s telephone number, including area code)
N/A
(Name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-99.1: SUMMARY HISTORICAL COMBINED AND UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA
EX-99.2: LIQUIDITY AND COLLATERAL ANALYSIS
EX-99.3: PRO FORMA HEDGE ROLL OFF
EX-99.4: PRESS RELEASE

Item 7.01 Regulation FD Disclosure
The Registrant is filing under Item 7.01 of this Current Report on Form 8-K the information included as Exhibit 99.1 through Exhibit 99.4 to this report. The information in Exhibits 99.1 through 99.3 relates to Mirant North America, LLC, an entity to be formed pursuant to the Second Amended Joint Chapter 11 Plan of Reorganization of Mirant Corporation (“Mirant”) and its Affiliated Debtors (and referred to therein as New MAG Holdco). This information has not been previously reported to the public. Exhibit 99.4 is a press release issued on December 2, 2005 by Mirant Corporation announcing that Judge Lynn of the U.S. Bankruptcy Court for the Northern District of Texas, Ft. Worth Division, determined that Mirant’s Chapter 11 Plan of Reorganization satisfies all the requirements for confirmation and that an order would be entered formally confirming the Plan on December 8, 2005.
The terms of the senior secured credit facility for Mirant North America, LLC have also been altered by reducing the size of the senior secured revolving credit facility by $200 million and increasing the size of the senior secured term loan by $200 million, which will be used as cash collateral to support the future issuance of letters of credit.
As of September 30, 2005, Mirant North America, LLC would have hedged for the balance of 2005, approximately 95% of its expected coal-fired generation and approximately 100% of the expected coal requirements for its Mid-Atlantic generation facilities. In addition, as of the same date and for the same period, Mirant North America, LLC would have hedged approximately 95% of its expected oil-fired generation and approximately 81% of its expected oil requirements for its New England oil-fired generation facilities. As of September 30, 2005, Mirant North America, LLC would have hedged for 2006 approximately 56% of its expected coal-fired generation and approximately 79% of the expected coal requirements for its Mid- Atlantic generation facilities, as well as approximately 43% of its expected oil-fired generation and approximately 42% of its expected oil requirements for our New England oil-fired generation facilities. Expected generation is a projection of Mirant North America, LLC's future generation output based on market conditions. Mirant North America, LLC's actual hedge position at any given point in time depends on a variety of market related factors, as well as its liquidity available for additional price risk management activities.
This Item 7.01 and Exhibits 99.1 through 99.3 contain forward-looking statements regarding our current intentions, beliefs or expectations concerning, among other things, our results of operations, financial condition and liquidity. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. We caution you that forward-looking statements are not guarantees of future performance and that our actual results of operations, financial condition and liquidity may differ materially from those made in or suggested by the forward-looking statements contained in the exhibits hereto.
The pro forma financial data contained in the exhibits does not purport to present what our actual financial position or results would have been if the events described in such exhibit had occurred as of the dates indicated and are not necessarily indicative of our future financial position or results.
This information is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section, unless the Registrant specifically incorporates it by reference in a document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934. By filing this Current Report on Form 8-K and furnishing this information, the Registrant makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.
Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Summary historical combined and unaudited pro forma condensed combined financial data for Mirant North America, LLC

99.2	Liquidity and Collateral Analysis for Mirant North America, LLC on a pro forma basis assuming emergence from bankruptcy during the week ending January 6, 2006

99.3	Pro forma hedge roll off for Mirant North America, LLC showing mark to market reversals to income quarterly from September 30, 2005 to 2007

99.4	Press release dated December 2, 2005

2

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mirant Corporation

By: /s/ Tom Legro

Name: Tom Legro Title: Senior Vice President and Controller

Dated: December 5, 2005

3

EXHIBIT INDEX

Exhibit No.	Description
99.1	Summary historical combined and unaudited pro forma condensed combined financial data for Mirant North America, LLC

99.2	Liquidity and Collateral Analysis for Mirant North America, LLC on a pro forma basis assuming emergence from bankruptcy during the week ending January 6, 2006

99.3	Pro forma hedge roll off for Mirant North America, LLC showing mark to market reversals to income quarterly from September 30, 2005 to 2007

99.4	Press release dated December 2, 2005

4